Exhibit 99.1

EVERTEC REPORTS THIRD QUARTER 2013 RESULTS

SAN JUAN, PUERTO RICO – November 6, 2013 — EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced results for the third quarter ended September 30, 2013.

Third Quarter 2013 Highlights

•	Total revenues increased 4% to $87.4 million; Merchant Acquiring and Payment Processing segment revenues increased 8% and 6%, respectively

•	Adjusted EBITDA increased 14% to $43.4 million and Adjusted EBITDA margin expanded 430 basis points to 49.7%

•	Adjusted Net Income increased 86% to $29.5 million, or $0.36 per diluted share

•	Continued to make progress on strategic growth initiatives

•	Declared $0.10 per common share regular quarterly dividend payable December 6, 2013

“We are pleased to report another quarter of solid growth and successful execution of our expansion strategy,” said Peter Harrington, EVERTEC’s President and Chief Executive Officer. “Strong performance in our Merchant Acquiring and Payment Processing businesses underscores stable economic fundamentals and secular payments growth within Puerto Rico as well as in Latin America.”

“We continue to successfully execute our strategic growth plan and are also pleased to report four notable business developments: (i) we signed our first significant deal expanding Business Solutions hosting services outside of Puerto Rico with the US Virgin Islands government; (ii) we partnered with the largest hospital management company in Puerto Rico to increase the scope of our services and signed a significant licensing and hosting contract; (iii) we signed four new Latin American bank issuers to provide processing services including our first customer in Jamaica; and (iv) we formally applied for a Visa Principal Member License in a new country that will allow us to further penetrate the merchant acquiring industry in our region. We believe these developments underscore the value of our end-to-end technology platform and our ability to win the marketplace.”

Third Quarter 2013 Results

Revenues. Total revenues for the quarter ended September 30, 2013 were $87.4 million, an increase of 4% compared to $83.8 million in the prior year.

Merchant Acquiring net revenues were $18.2 million, an increase of 8% compared to $16.8 million in the prior year. Revenue growth in the quarter was primarily driven by an increase in transaction and sales volumes.

Payment Processing revenues were $24.7 million, an increase of 6% compared to $23.3 million in the prior year. Revenue growth in the quarter was primarily driven by an increase in POS processing transactions and accounts on file within our card products business.

Business Solutions revenues were $44.5 million, an increase of 2% compared to $43.7 million in the prior year. Revenue growth was primarily driven by an increase in demand for our core banking and fulfillment services, partially offset by the intra-year timing of project completions and product sales.

Adjusted EBITDA. For the quarter ended September 30, 2013, Adjusted EBITDA was $43.4 million, an increase of 14% compared to $38.0 million in the prior year. The increase in Adjusted EBITDA was primarily due to revenue growth and the impact of our productivity initiatives. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) increased by approximately 430 basis points to 49.7% from 45.4% in the prior year.

Adjusted Net Income. For the quarter ended September 30, 2013, Adjusted Net Income was $29.5 million, an increase of 86% as compared to $15.9 million in the prior year. The increase in Adjusted Net Income was primarily due to the same factors impacting Adjusted EBITDA and lower cash interest expense as a result of the debt refinancing we completed in April 2013. Adjusted Net Income per diluted share increased 71% to $0.36 as compared to $0.21 in the prior year.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its third quarter 2013 financial results today at 5:00 PM EDT. Hosting the call will be Peter Harrington, President and Chief Executive Officer and Juan José Román, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 267-6301, or for international callers (719) 457-2603. A replay will be available at 8:00 PM EDT and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 6211363. The replay will be available until Wednesday, November 13, 2013. The call will be webcast live from the Company’s website at www.evertecinc.com under the Corporate Investor Relations section or directly at http://ir.evertecinc.com.

About EVERTEC

EVERTEC is the leading full-service transaction processing business in Latin America and the Caribbean. Based in Puerto Rico, EVERTEC provides a broad range of merchant acquiring, payment processing and business process management services across 19 countries in the region. EVERTEC processes over 1.8 billion transactions annually over the electronic payment networks that it manages. EVERTEC is the largest merchant acquirer in the Caribbean and Central America and the seventh largest in Latin America. EVERTEC owns and operates the ATH network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, EVERTEC provides a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. EVERTEC serves a broad and diversified customer base of leading financial institutions, merchants, corporations and government agencies with ‘mission critical’ technology solutions. For more information, visit http://www.evertecinc.com.

About Non-GAAP Financial Measures

This earnings release presents EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share information. These are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenues, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of cash flows or as measures of the Company’s liquidity. We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of the Company’s performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. In addition, the Company’s presentation of Adjusted EBITDA is consistent with the equivalent measurements that are contained in the Credit Agreement in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio. We use Adjusted Net Income to measure the Company’s overall profitability because it better reflects the Company’s cash flow generation by capturing the actual cash taxes paid rather than the Company’s tax expense as calculated under GAAP and excludes the impact of the non-cash amortization and depreciation that was created as a result of the Merger. For more information regarding EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share, including a quantitative reconciliation of EBITDA, Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial performance measure, which is net income, see Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results in this earnings release.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenues; our ability to renew our client contracts on terms favorable to us; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; the Company’s dependence on credit card associations; changes in the regulatory environment and changes in international, legal, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; and the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Contacts

Investor Contact

Luis M. Cabrera

Senior Vice President

Head of Investor Relations

(787) 773-5302

IR@evertecinc.com

Media Contact

Wanda Betancourt, APR

Senior Vice President

Communications and Marketing

(787) 773-5302

NewsMedia@evertecinc.com

EVERTEC, Inc.

Schedule 1: Unaudited Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

	Quarters ended September 30,		Nine months ended September 30,
(Dollar amounts in thousands, except per share data)	2013	2012	2013	2012
Revenues
Merchant acquiring, net	$18,211	$16,810	$53,835	$51,499
Payment processing	24,731	23,284	73,128	69,986
Business solutions	44,472	43,745	136,965	129,214

Total revenues	87,414	83,839	263,928	250,699

Operating costs and expenses

Cost of revenues, exclusive of depreciation and amortization shown below	39,114	40,897	121,873	118,469
Selling, general and administrative expenses	8,779	7,295	29,780	24,759
Depreciation and amortization	17,657	17,765	53,074	53,517

Total operating costs and expenses	65,550	65,957	204,727	196,745

Income from operations	21,864	17,882	59,201	53,954

Non-operating (expenses) income
Interest income	54	38	147	237
Interest expense	(6,403)	(14,784)	(31,414)	(39,214)
Earnings (losses) of equity method investment	198	(472)	823	103
Other expenses:
Loss on extinguishment of liability	—	—	(58,464)	—
Termination of consulting agreement	—	—	(16,718)	—
Other income (expenses)	448	855	(1,838)	(9,802)

Total other income (expenses)	448	855	(77,020)	(9,802)

Total non-operating (expenses) income	(5,703)	(14,363)	(107,464)	(48,676)

Income (loss) before income taxes	16,161	3,519	(48,263)	5,278
Income tax expense (benefit)	1,358	1,243	(3,603)	1,501

Net income (loss)	14,803	2,276	(44,660)	3,777
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(210)	215	1,750	2,551

Total comprehensive income (loss)	$14,593	$2,491	$(42,910)	$6,328

Net income (loss) per common share: (1)
Basic	$0.18	$0.03	$(0.57)	$0.05
Diluted	$0.18	$0.03	$(0.57)	$0.05

Shares used in computing net income (loss) per common share: (1)
Basic	81,905,566	72,704,839	77,890,406	72,674,699
Diluted	82,862,538	76,245,405	80,675,185	76,718,082

(1)	Share count was adjusted for the 2:1 stock split that occurred on April 1, 2013.

EVERTEC, Inc.

Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands, except per share data)	September 30,2013	December 31, 2012
Assets
Current Assets:
Cash	$27,960	$25,634
Restricted cash	5,096	4,939
Accounts receivable, net	69,249	78,621
Deferred tax asset	383	1,434
Prepaid expenses and other assets	21,800	19,345

Total current assets	124,488	129,973
Investment in equity investee	10,827	11,080
Property and equipment, net	31,992	36,737
Goodwill	373,223	372,307
Other intangible assets, net	375,292	403,170
Other long-term assets	19,657	24,478

Total assets	$935,479	$977,745

Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$28,778	$34,609
Accounts payable	14,912	24,482
Unearned income	3,791	1,166
Income tax payable	246	2,959
Current portion of long-term debt	19,000	6,052
Short-term borrowings	6,132	26,995
Deferred tax liability, net	658	632

Total current liabilities	73,517	96,895
Long-term debt	670,209	730,709
Long-term deferred tax liability, net	16,965	24,614
Other long-term liabilities	333	3,072

Total liabilities	761,024	855,290

Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 81,909,582 and 72,846,144 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	819	728
Additional paid-in capital	155,166	52,155
Accumulated earnings	17,562	70,414
Accumulated other comprehensive income (loss)	908	(842)

Total stockholders’ equity	174,455	122,455

Total liabilities and stockholders’ equity	$935,479	$977,745

EVERTEC, Inc.

Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2013	2012
Cash flows from operating activities
Net (loss) income	$(44,660)	$3,777
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	53,074	53,517
Amortization of debt issue costs and premium and accretion of discount	3,136	3,748
Write-off of debt issue costs, premium and discount accounted as loss on extinguishment	16,555	—
Provision for doubtful accounts and sundry losses	954	1,291
Deferred tax benefit	(6,723)	(4,662)
Share-based compensation	5,719	889
Unrealized gain of indemnification assets	(21)	(334)
Amortization of a contract liability	—	(703)
Loss on disposition of property and equipment	30	62
Earnings from equity method investment	(823)	(103)
Dividend received from equity method investment	500	728
Premium on issuance of long-term debt	—	2,000
(Increase) decrease in assets:
Accounts receivable, net	9,035	(3,831)
Prepaid expenses and other assets	(2,591)	2,414
Other long-term assets	(1,928)	—
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(18,485)	11,476
Income tax payable	(2,713)	(1,201)
Unearned income	2,625	35

Total adjustments	58,344	65,326

Net cash provided by operating activities	13,684	69,103

Cash flows from investing activities
Net (increase) decrease in restricted cash	(157)	582
Intangible assets acquired	(9,591)	(5,430)
Property and equipment acquired	(7,380)	(7,540)
Proceeds from sales of property and equipment	16	80

Net cash used in investing activities	(17,112)	(12,308)

Cash flows from financing activities
Proceeds from initial public offering, net of offering costs of $12,567	112,369	—
Proceeds from issuance of debt	700,000	208,725
Statutory minimum withholding taxes paid on cashless exercises of stock options	(16,704)	—
Debt issuance costs	(12,077)	(2,174)
Repayment of short-term borrowings, net	(20,863)	—
Dividends paid	(8,192)	(269,772)
Tax windfall benefits on exercises of stock options and vesting of restricted stocks	1,627	—
Issuance of common stock	91	450
Repayment of other financing agreement	(224)	(112)
Repayment of long-term debt	(750,273)	—

Net cash provided by (used in) financing activities	5,754	(62,883)

Net increase (decrease) in cash	2,326	(6,088)
Cash at beginning of the period	25,634	56,200

Cash at end of the period	$27,960	$50,112

EVERTEC, Inc.

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarters ended September 30,		Nine months ended September 30,
(Dollar amounts in thousands)	2013	2012	2013	2012

Net income (loss)	$14,803	$2,276	$(44,660)	$3,777
Income tax expense (benefit)	1,358	1,243	(3,603)	1,501
Interest expense, net	6,349	14,746	31,267	38,977
Depreciation and amortization	17,657	17,765	53,074	53,517

EBITDA	40,167	36,030	36,078	97,772

Software maintenance reimbursement and other costs(1)	588	615	1,679	1,922
Equity income (2)	(198)	472	(322)	625
Compensation and benefits (3)	324	380	6,873	3,480
Pro forma cost reduction adjustments(4)	25	—	175	—
Transaction, refinancing and other non-recurring fees (5)	2,515	337	64,030	12,071
Management fees (6)	—	746	20,109	2,237
Purchase accounting (7)	(2)	(550)	(21)	(652)

Adjusted EBITDA	43,419	38,030	128,601	117,455

Pro forma cost reduction adjustments (8)	(25)	—	(175)	—
Operating depreciation and amortization (9)	(7,896)	(8,016)	(23,790)	(23,386)
Cash interest expense, net (10)	(5,582)	(13,425)	(16,692)	(35,229)
Cash income taxes (11)	(373)	(701)	(2,039)	(2,129)

Adjusted Net Income	$29,543	$15,888	$85,905	$56,711

Adjusted net income per common share: (12)
Basic	$0.36	$0.22	$1.10	$0.78
Diluted	$0.36	$0.21	$1.06	$0.74

Shares used in computing adjusted net income per common share: (12)
Basic	81,905,566	72,704,839	77,890,406	72,674,699
Diluted	82,862,538	76,245,405	80,675,185	76,718,082

1)	Primarily represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Primarily represents non-cash equity based compensation expense.
4)	Represents the pro forma effect of the expected net savings primarily in compensation and benefits from the reduction of certain employees, temporary employees and professional services. This pro forma amount was calculated using the net amount of actual expenses for temporary employees and professional services for the twelve month period prior to their replacement, separation and/or elimination net of the incremental cost of the new full-time employees that were hired.
5)	Represents fees and expenses associated with non-recurring corporate transactions, including costs associated with the refinancing and debt extinguishment of $58.6 million in the second quarter of 2013.
6)	Represents consulting fees paid to Apollo and Popular. In connection with our initial public offering during the second quarter of 2013, our consulting agreements with Apollo and Popular were terminated.
7)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software related arrangements where EVERTEC receives reimbursements from Popular.
8)	Represents the elimination of the pro forma benefits described in note 4 above.
9)	Represents operating depreciation and amortization expense which excludes amounts generated as a result of the Merger.
10)	For the nine months ended September 30, 2013 represents pro forma cash interest expense assuming EVERTEC’s April 2013 refinancing occurred on January 1, 2013. For the twelve months period, includes the pro forma cash interest expense mentioned above for the 2013 period and for the 2012 period, as well as for the three months ended September 30, 2013, represents interest expense, less interest income, as they appear on our consolidated statements of income (loss) and comprehensive income (loss), adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
11)	Represents cash taxes paid for each period presented.
12)	Share count was adjusted for the 2:1 stock split that occurred on April 1, 2013.

Schedule 5: Unaudited Income from Operations by Segment

	Quarters ended September 30,		Nine months ended September 30,
(Dollar amounts in thousands)	2013	2012	2013	2012
Segment income from operations
Merchant acquiring, net	$8,568	$8,225	$25,963	$24,736
Payment processing	14,056	13,587	38,536	38,652
Business solutions	11,282	7,801	30,600	25,751

Total segment income from operations	33,906	29,613	95,099	89,139
Merger related depreciation and amortization and other unallocated expenses (1)	(12,042)	(11,731)	(35,898)	(35,185)

Income from operations	$21,864	$17,882	$59,201	$53,954

1)	Primarily represents non-operating depreciation and amortization expenses generated as a result of the Merger and certain non-recurring fees and expenses.